 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment 4 to the Registration Statement on Form F-1 (File No. 333-204569) of our report dated April 30, 2015 (August 11, 2015 as to note 24(a)), relating to the consolidated financial statements of Sole Elite Group Limited and its subsidiaries (collectively the “Company”), which appears in this Amendment 4 to Registration Statement on Form F-1 of the Company.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Crowe Horwath (HK) CPA Limited

Crowe Horwath (HK) CPA Limited

Hong Kong, China

November 4, 2015